Exhibit 10.1

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of April 29, 2015 (this “Agreement”), is entered into by and among Patriot Energy, Inc., a North Dakota corporation (“Patriot”), and Breitling Energy Corporation, a Nevada corporation (“Company”) (collectively, the “Parties”).

WITNESSETH:

WHEREAS, Company is in the business of acquiring working interests and royalty interests in oil and gas properties and offering a portion of those interests to industry partners in exchange for keeping an interest in those properties;

WHEREAS, Patriot is in the business of offering working interests and royalty interests to clients and retaining a portion of such interests;

WHEREAS, Company anticipates that it will continue to source prospects for working interest and royalty interest investments that Company will not acquire (“Prospects”); and

WHEREAS, Company desires to give Patriot access to Prospects in exchange for Patriot’s agreement to pay certain fees to Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

Section 1. Term. This Agreement shall be effective as of the date hereof and shall continue, with respect to each Company Administrative Service (as defined below), through the third anniversary of the date hereof (the “Termination Date”), which date may be extended by agreement among the parties.

Section 2. Company Administrative Services. From the date hereof through the Termination Date (the “Term”), Company shall provide to Patriot (each, a “Company Administrative Service” and collectively, the “Company Administrative Services”) access to certain of the Company’s Prospects for acquisitions of working interests and/or royalty interests. Notwithstanding the foregoing, the Company may, in its own discretion, elect to acquire all or any part of any Prospect of which it becomes aware. Patriot shall not have the right to acquire all or any part of any Prospect that the Company desires to acquire for itself. If the Company generates a Prospect and decides not to acquire any or all of it, the Company shall offer the Prospect to Patriot hereunder.

Section 3. Billing and Payment.

(a) Patriot shall pay Company for the Company Administrative Services: (a) $300,000 per month, (b) $250,000 per Prospect delivered to Patriot, and (c) a carried interest in each Prospect acquired in an the amount up to 25% of such Prospect acquired by Patriot (regardless of the amount of the Prospect resold by Patriot to clients). Company shall provide Patriot with an invoice within thirty (30) days following each month of the Term detailing the fees incurred by Patriot during such month.

(b) Unless otherwise provided herein, Patriot shall pay all invoices by wire transfer of immediately available funds in accordance with the instructions provided by Company in writing to Patriot, as applicable, not later than 10 days following receipt by Patriot of Company’s invoice. Patriot shall not offset any amounts owing to it by Company against amounts payable by Patriot hereunder or under any other agreement or arrangement. Should Patriot dispute any portion of any invoice, Patriot shall promptly notify Company in writing of the nature and basis of the dispute.

(c) If Patriot fails to pay the full amount of any invoice within 30 days after the relevant payment date, such failure shall be considered a material breach of this Agreement (except to the extent of any invoiced amounts reasonably disputed by Patriot in good faith and of which dispute Patriot has notified Company in accordance with the requirements of this Agreement). Company may, without liability, suspend its obligations hereunder to provide any and all of the Company Administrative Services to Patriot until such time as such invoices have been paid in full (except to the extent of any invoiced amounts reasonably disputed by Patriot in good faith and of which dispute Patriot has notified Company in accordance with the requirements of this Agreement). The remedy provided to Company by this Section 3(c) shall be without limitation of any other applicable provisions of this Agreement.

(d) All charges and fees to be paid by Patriot to Company under this Agreement are exclusive of any applicable taxes required by law to be collected from Patriot (including withholding, sales, use, excise or services taxes, which may be assessed on the provision of the Company Administrative Services hereunder). If a withholding, sales, use, excise or services tax is assessed on the provision of any of the Company Administrative Services provided under this Agreement, Patriot shall pay directly, reimburse or indemnify Company for such tax. The parties shall cooperate with each other in determining the extent to which any tax is due and owing under the circumstances, and shall provide and make available to each other any resale certificate, information regarding out-of-state use of materials, services or sale, and other exemption certificates or information reasonably requested by the other party.

Section 4. Independent Contractors. Company is and shall remain at all times independent contractors with respect to Patriot and under no circumstances shall Company be deemed to be a partner, employee, agent or representative of Patriot. Company shall not be authorized, and none of Company’s employees, agents or representatives shall at any time attempt to act on behalf of Patriot other than as authorized by Patriot or to bind Patriot in any manner whatsoever to any obligations. Neither Company nor Company’s employees, agents or representatives, shall engage in any acts that may lead any person to believe that such party is an employee, agent or representative of Patriot.

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Section 5. Notices. All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

To Company:

Breitling Energy Corporation

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

Attn: Jeremy Wagers, Chief Operating Officer

To Patriot:

Patriot Energy, Inc.

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

Attention: Michael Miller

Any such notice or communication shall be deemed given (1) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (2) one business day after being deposited with a next-day courier, postage prepaid, or (3) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

Section 6. Entire Agreement. This Agreement, its exhibits, schedules and annexes constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either Party which is not embodied in this Agreement or such other documents, and neither Party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

Section 7. Amendments; Waivers. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any Party, unless such Party shall have consented thereto in writing. No waiver of any condition, or of the breach of any provision hereof, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver hereof.

Section 8. Termination.

(a) Company may terminate this Agreement at any time upon written notice to Patriot in the event of a material breach of this Agreement by Patriot. Such termination shall become effective thirty (30) days from the date of Patriot receipt of such notice unless the breach is cured prior to the end of said 30-day period.

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(b) Patriot may terminate this Agreement at any time upon written notice to Company in the event of a material breach of this Agreement by Company. Such termination shall become effective thirty (30) days from the date of Company’s receipt of such notice unless the breach is cured prior to the end of said 30-day period.

Section 9. Confidentiality. Each party shall, and shall cause each of its Affiliates and each of its and their officers, directors and employees to, hold all information relating to the business of the other party disclosed to it by reason of this Agreement, specifically including the Client List (the “Confidential Information”) confidential, and shall not disclose or permit to be disclosed any such Confidential Information to any third party unless legally compelled to disclose such information; provided, however, that to the extent that a party receiving Confidential Information hereunder may receive the written advice of outside counsel that disclosure of any Confidential Information is required in order that such party not commit a violation of law, such party: (a) to the extent not inconsistent with such party’s obligation to disclose, will give the other party hereto prompt notice of such request so that such party may seek an appropriate protective order; (b) may only disclose such information if it shall first have used commercially reasonable efforts to obtain an appropriate protective order or other satisfactory assurance of confidential treatment for the information required to be so disclosed; and (c) if such protective order or other remedy is not obtained, or the other party waives such party’s compliance with the provisions of this Section 9, shall only furnish that portion of the Confidential Information which is legally required to be so disclosed. As used herein, “Confidential Information” does not include any information that: (i) is or becomes generally available to the public or the retail industry other than as a result of a disclosure, directly or indirectly, by the party receiving the Confidential Information; or (ii) was available to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party or becomes available to the receiving party on a non-confidential basis, in each case from a source other than the disclosing party or its representatives, which source was not itself known to be bound by a confidentiality agreement with the disclosing party or its representatives and had not, to the knowledge of the receiving party, received such information, directly or indirectly, from a third party so bound. Following the termination of this Agreement, Patriot shall return to Company or destroy all copies of the Client List and shall make no further use thereof.

Section 10. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflict of laws principles. Each Party hereto hereby irrevocably submits to the personal and subject matter jurisdiction of the United States District Court Northern District of Texas, or any court of the State of Texas located in Dallas County, over any suit, action or proceeding arising out of or relating to this Agreement. Each Party hereby irrevocably waives to the fullest extent permitted by law, (a) the right to trial by jury; (b) any objection that they may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court; and (c) any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon each Party duly served with process therein and may be enforced in the courts of the jurisdiction of which either Party or any of their property is subject, by a suit upon such judgment.

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Section 11. Headings. The headings appearing at the beginning of sections contained herein have been inserted for identification and reference purposes and shall not be used to determine the construction or interpretation of this Agreement.

Section 12. Counterparts. This Agreement may be executed in counterpart copies, all of which when taken together shall be deemed to constitute one and the same original instruments.

Section 13. Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or any reason of this Agreement.

Section 14. Assignability. Neither this Agreement nor any of the Parties’ rights hereunder shall be assignable by any Party hereto without the prior written consent of the other Party hereto.

Section 15. Release. Company shall not be liable to Patriot for (1) delays, errors, malfunctions or breakdowns relating to the Company Administrative Services, unless such delays, errors, malfunctions or breakdowns are attributable to or are the result of Company’s gross negligence or willful misconduct, or (2) any action or omission taken or not taken pursuant to instructions properly received from Patriot, unless such action or omission, as the case may be, is attributable to or is the result of Company’s breach of its obligations hereunder or its gross negligence or willful misconduct.

Section 16. Indemnification.

(a) Company shall indemnify, defend and hold harmless Patriot and its present and future officers, directors, employees, agents and representatives (each individually referred to herein as a “Patriot Indemnified Party”), from and against any and all liabilities resulting from any claim arising in connection with, or related to, this Agreement and the Company Administrative Services provided hereunder, except to the extent those claims arise out of the gross negligence or willful misconduct of the Patriot Indemnified Party.

(b) Patriot shall indemnify, defend and hold harmless Company, Company’s Affiliates and Company’s delegates and their respective present and future officers, directors, employees, agents and representatives (each individually referred to herein as a “Company Indemnified Party”), from and against any and all liabilities resulting from any claim arising in connection with, or related to, this Agreement, except to the extent those claims arise out of the gross negligence or willful misconduct of the Company Indemnified Party.

(c) Notwithstanding any other provision of this Agreement, neither party shall be liable for lost profit, lost revenue or any other form of indirect, incidental, special, consequential or punitive damages other than in connection with a third party claim, even if that party has been informed of the possibility of such damages.

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Section 17. Survival of Indemnification Obligations. The indemnification obligations of each Party pursuant to this Agreement shall continue for a period of two (2) years following the expiration or termination of this Agreement and the Company Administrative Services provided hereunder.

Section 18. Notification of Claim. The Patriot Indemnified Party or the Company Indemnified Party, as the case may be, shall give prompt written notice to the other Party of the receipt of any claim or the commencement of any action which is or may be covered by the applicable indemnity, but the failure to so notify such Party shall not relieve the indemnifying Party of any liability that it may have under this Agreement except to the extent that the defense of such action is prejudiced thereby. Upon receipt of such notice, the indemnifying Party shall immediately assume the defense thereof with counsel satisfactory to the other Party. No compromise or settlement thereof may be effected by the indemnifying Party without the other Party’s consent.

Section 19. Limitation of Damages. Notwithstanding anything contained herein to the contrary, the liability of any Party under this Agreement for any breach, default, or event of default under this Agreement shall be strictly limited to such actual and incidental damages as were directly incurred by the non-breaching or non-defaulting Party by reason of such breach, default or event of default. In no event shall any Party ever be liable, nor shall any Party ever recover, and hereby waives, any consequential or special damages (including but not limited to lost profits or damages for lost business opportunity) other than in connection with a third party claim.

Section 20. Force Majeure. No Party shall be liable for delays or failure in its performance hereunder to the extent that such delay or failure of performance is caused by any act of God, war, strike, lockout, labor dispute, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, beyond the control of such Party.

Section 21. Cooperation. Each of the Parties to this Agreement, when requested by another Party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transaction contemplated by this Agreement.

Section 22. Severability. The provisions of this Agreement shall be severable, and any invalidity, non-enforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

Section 23. No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the Parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.

Section 24. Attorney’s Fees. The prevailing party in any action, suit, proceeding, arbitration, or mediation, brought to enforce any matter under this Agreement, shall be entitled to recover, in addition to any other available remedies, its reasonable attorney’s fees and costs actually incurred in connection with the action, suit, proceeding, arbitration or mediation.

[Remainder of this page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

PATRIOT ENERGY, INC.

By:	/s/ Michael Miller
Name:	Michael Miller
Title: President

BREITLING ENERGY CORPORATION

By:	/s/ Chris Faulkner
Name:	Chris Faulkner
Title:	President

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